EXHIBIT 99(d)(4)

             FORBEARANCE AGREEMENT AND AMENDMENT TO LOAN AGREEMENTS

                  THIS FORBEARANCE AGREEMENT AND AMENDMENT TO LOAN AGREEMENTS ("Agreement") is made as of the 10th day of November, 2004, by and among (i) Travis Boats & Motors, Inc. ("Travis") and the other Persons signatory hereto as Borrowers under either or both Loan Agreements (as defined below) (together with Travis, collectively, the "Borrowers"), (ii) the Persons signatory hereto as Guarantors in connection with either or both Loan Agreements ("Guarantors" and together with the Borrowers, collectively, the "Loan Parties"), (iii) GE Commercial Distribution Finance Corporation, as successor in interest to Deutsche Financial Services Corporation, as lender under the GE Loan Agreement (as defined below), and (iv) Transamerica Commercial Finance Corporation, as lender ("TCFC") under the TCFC Loan Agreement. GE Commercial Distribution Finance Corporation and TCFC have merged, and will hereinafter be referred to as "GECDF" or "Lender."

                                    RECITALS

                  A. Lender, Travis and the other Persons signatory thereto as Borrowers (collectively, the "GE Borrowers") are parties to that certain Amended and Restated Loan and Security Agreement dated as of December 10, 2001 (as the same has been or may be further amended, restated, supplemented or otherwise modified from time to time, the "GE Loan Agreement"), pursuant to which, among other things, Lender has agreed, subject to the terms and conditions set forth in the GE Loan Agreement, to make revolving loans, floorplan inventory loans and other financial accommodations to the GE Borrowers.

                  B. Lender, Travis and the other Persons signatory thereto as Borrowers (collectively, the "TCFC Borrowers") are parties to that certain Loan Agreement dated as of January 28, 2000 (as the same has been or may be further amended, restated, supplemented or otherwise modified from time to time, the "TCFC Loan Agreement"), pursuant to which, among other things, Lender has agreed, subject to the terms and conditions set forth in the TCFC Loan Agreement, to make revolving loans and other financial accommodations to the TCFC Borrowers. The GE Loan Agreement and the TCFC Loan Agreement shall be collectively referred to as the "Loan Agreements," and the Loan Documents (as defined in the GE Loan Agreement) and the Loan Documents (as defined in the TCFC Loan Agreement) shall be collectively referred to as the "Loan Documents."

                  C. All of the Obligations (as defined in the GE Loan Agreement) and the Liabilities (as defined in the TCFC Loan Agreement) are cross-collaterialized and secured by first priority liens on all, or substantially all, of the personal and real property of the Loan Parties (subject to specified permitted liens as provided in the Loan Agreements) (all of the Loan Parties' respective personal and real property securing the Obligations and Liabilities under the Loan Agreements, collectively, the "Collateral").

                  D. Certain Defaults (as defined in the GE Loan Agreement) and Events of Default (as defined in the TCFC Loan Agreement), in each case, as described in Exhibit A attached hereto (the "Specified Defaults"), have occurred and are continuing, including, without limitation, the Borrower's failure to pay the Obligations and the Liabilities under the Loan Agreements by the October 31, 2004 Termination Date under, and as defined in, each Loan Agreement. As a result of these ongoing Defaults and Events of Default, the Lender has no further obligation to make any revolving loans, inventory floorplan loans or other financial accommodations under either Loan Agreement to any Borrower, and is entitled to exercise any and all default-related rights and remedies under the Loan Documents and applicable law. In addition, as a result of the occurrence of the Termination Date, all of the Obligations and Liabilities under the Loan Agreements are due and payable.

                  E. Concurrently herewith, Travis and TMRC, L.L.P. ("TMRC"), an affiliate of Tracker Marine L.L.C. ("Tracker"), have entered into that certain Agreement and Plan of Merger in the form attached hereto as Exhibit B (the "Merger Agreement" and the merger transaction contemplated therein, the "Merger") pursuant to which, and subject to the terms and conditions set forth therein, TMRC would merge into Travis (the surviving entity in the Merger, the "Surviving Corporation") by no later than March 4, 2005. The Surviving Corporation would be owned and controlled directly or indirectly by Tracker. Pursuant to the Loan Agreements, Travis cannot consummate the merger without the prior written consent of Lender. In addition, as provided in the Merger Agreement, the consummation of the Merger is conditioned upon Lender's agreement to restructure its credit facilities in certain respects and to provide certain other accommodations. Lender and Tracker have and will continue to engage in discussions concerning the terms of a restructuring of these credit facilities and other possible accommodations, although no agreement has been reached to date.

                  F. Subject to the terms and conditions of this Agreement, the Loan Parties and the Lender have agreed, among other things, that (i) for a specified time period ending no later than the earlier of the (x) consummation of the Merger, or (y) January 15, 2005, Lender will forbear from exercising certain default-related rights and remedies against the Loan Parties and will provide certain financing to the Borrowers, (ii) the Lender will consent to the execution and delivery of the Merger Agreement (but not to the consummation of the Merger or to any restructuring of the credit facilities or to any other accommodations), (iii) Loan Parties will comply with certain covenants set forth herein, including a timeline for completing the Merger, and (iv) the Loan Agreements will be amended in certain respects.

                  NOW, THEREFORE, in consideration of the foregoing, the covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. AMENDMENTS TO LOAN AGREEMENTS. Subject to the occurrence of the Effective Date pursuant to Section 19 hereof:

            (a) The definition of "Prime Rate" in Section 1 of the GE Loan Agreement is hereby amended by adding the following at the end of such definition:

            "Notwithstanding the foregoing, for the month of February 1, 2005, and each month thereafter, the term "Prime Rate", as applied to all then outstanding Loans (including any Loans made prior to February 1, 2005) shall mean a fluctuating interest rate per annum equal to the Prime Rate published in the "Money Rates" column of the Wall Street Journal on the first Business Day of such month that the Federal Reserve Bank of Chicago is open for the transaction of business."


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

            (b) The applicable provisions of each of the Loan Agreements are hereby amended to provide that effective as of the Effective Date, the non-default rate of interest to be charged in respect of all Obligations under the GE Loan Agreement and all Liabilities under the TCFC Loan Agreement shall be the lesser of (i) the effective non-default rate of interest that would otherwise apply under the applicable Loan Agreement as of the applicable date of determination, or (ii) the effective non-default rate of interest charged as of the applicable date of determination with respect to the loan obligations outstanding pursuant to that certain Agreement for Wholesale Financing between TMBC, LLC and Lender dated July 2003. The parties hereto agree and acknowledge that as a result of certain logistical complexities, the foregoing change in the applicable interest rate may not be reflected in Lender's monthly billing statements to Borrowers, and that to the extent the interest charges reflected in any monthly billing statement differ from the correct amount, then the Borrowers or the Lender, as the case may be, shall pay such differential by means of an interest rebate or credit on or before the twentieth day after the end of the applicable month.

SECTION 2. CONFIRMATION BY BORROWERS AND OTHER LOAN PARTIES OF OBLIGATIONS AND LIABILITIES, LENDER'S LIENS AND SPECIFIED DEFAULTS.

                  (a) The Borrowers and the other Loan Parties hereby acknowledge and agree that as of close of business on November 8, 2004, the aggregate amount of the principal balance of the outstanding Obligations under the GE Loan Agreement and the Liabilities under the TCFC Loan Agreement included at least the following amounts:

              GE Loan Agreement:

              Revolving Credit Loans                 $1,736,425.51

              Floorplan Inventory Loans
              (including Open Approvals)            $19,010,528.71

              Total Principal Amount of
              Obligations under GE Loan
              Agreement                             $20,746,954.22

              TCFC Loan Agreement:

              Revolving Loans                       $11,846,490.29

              Open Approvals                           $168,960.64

              Total Principal Amount
              of Liabilities under TCFC Loan
              Agreement                             $12,015,450.93

The foregoing amounts do not include all of the interest, fees, expenses, and other amounts which are chargeable or otherwise reimbursable under any or all of the Loan Agreements and the other Loan Documents. All of the Obligations and Liabilities are currently due and payable, and none of the Borrowers and the other Loan Parties has any rights of offset, defenses, claims or counterclaims with respect to (i) any of the Obligations and Liabilities or their guaranty obligations with respect thereto, (ii) any of the Loan Documents, or (iii) or any of the rights, powers, privileges, remedies, benefits and protections provided to the Lender under any or all of the Loan Documents and/or applicable law.


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

SECTION 3. ACKNOWLEDGMENT OF SPECIFIED DEFAULTS; FORBEARANCE.

                  (a) Each of the Borrowers and the other Loan Parties agrees and acknowledges that (i) each of the Specified Defaults constitutes a material Default under the GE Loan Agreement and an Event of Default under the TCFC Loan Agreement that has occurred and is continuing, (ii) each Specified Default is incurable and is not subject to any grace or cure period, and (iii) except for the Specified Defaults, no other Defaults and Events of Default under the applicable Loan Agreements have occurred and remain continuing as of the date hereof. Except as provided in Sections 3(b) and (c) below, from and after the Effective Date, each Specified Default (i) relieves Lender from any obligation to extend any revolving loans or floorplan inventory loans or provide other financial accommodations under either Loan Agreement or any other Loan Documents (including consenting to any Loan Party's use of cash collateral), and (ii) permits Lender to, among other things, (A) suspend or terminate any commitment to provide revolving loans or floorplan inventory loans or make other extensions of credit under any or all of the Loan Agreement and the other Loan Documents (all of which financing commitments terminated no later than the October 31, 2004 Termination Date), (B) institute the default rate of interest with respect to any or all of the Obligations and Liabilities, (C) commence any legal or other action to collect any or all of the Obligations and Liabilities from any or all of the Borrowers and the other Loan Parties and/or any Collateral or any other property (collectively, "Other Collateral") as to which any other Person (other than a Loan Party) granted Lender a security interest as security for any or all of the Obligations and Liabilities or any guaranty thereof, (D) foreclose or otherwise realize on any or all of the Collateral and the Other Collateral, and/or appropriate, set-off and apply to the payment of any or all of the Obligations and Liabilities, any or all of the Collateral and the Other Collateral, and/or (E) take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the Loan Agreements and other Loan Documents or applicable law. Each of the Borrowers and the other Loan Parties hereby acknowledges and agrees that the Lender has not waived, and does not intend to waive any Specified Defaults or any other existing or future Defaults or Events of Default, and nothing contained herein or the transactions contemplated hereby shall be deemed to constitute any such waiver.

                  (b) Subject to the occurrence of the Effective Date pursuant to Section 19 hereof, the Lender agrees that until the expiration of the "Forbearance Period" (as hereinafter defined), it will temporarily forbear from the exercise of its default-related remedies against any and all of the Borrowers and other Loan Parties solely with respect to the Specified Defaults; provided, however, (i) Lender shall be entitled as provided in the Loan Agreements, to continue to charge the default rate of interest in respect of all Obligations and Liabilities, (ii) the Borrowers and the other Loan Parties shall comply during the Forbearance Period with all limitations, restrictions or prohibitions that would otherwise be effective or applicable under the either Loan Agreement or any of the other Loan Documents, during the continuance of any Events of Default (including the Specified Defaults) (including, without limitation, any limitations, restrictions or prohibitions against payments by
(w) Borrowers, (x) any other Loan Parties, (y) any Affiliate thereof (as defined in either Loan Agreement) or (z) any direct or indirect owner of an equity interest in any or all of the Borrowers, the other Loan Parties or any Affiliate thereof), and (iii) nothing herein (x) shall restrict, impair or otherwise affect Lender's rights and remedies under any agreements (including, without limitation, any and all Subordinated Debt Documents (as defined in the GE Loan Agreement) and the Subordination Agreements (as defined in the TCFC Loan Agreement) containing subordination provisions in favor of Lender (including, without limitation, any rights or remedies available to Lender as a result of the occurrence or continuation of the Specified Defaults) or (y) shall amend or modify any provision thereof. As used herein, "Forbearance Period" means the period beginning on the date hereof and ending on the earlier to occur of (the occurrence of clause (i), (ii) or (iii) below, a "Termination Event" and the time of such occurrence, the "Termination Date"): (i) the date on which Lender delivers to Travis a notice terminating the Forbearance Period, which notice may be delivered at any time upon or after the occurrence of any Forbearance Default, (ii) January 15, 2005 (the "Outer Forbearance Date"), or (iii) the consummation of the Merger. As used herein, "Forbearance Default" means (A) the occurrence of any Default (as defined in the GE Loan Agreement) or any Event of Default (as defined in the TCFC Loan Agreement) other than the Specified Defaults, (B) the failure of any Borrower or any other Loan Party to comply timely with any term, condition, or covenant set forth in this Agreement, (C) the failure of any representation or warranty made by any Borrower or any other Loan Party under or in connection with this Agreement to be true and complete in all material respects as of the date when made or any other breach of any such representation or warranty in any material respect, (D) any occurrence, event or change in facts or circumstances occurring on or after the Effective Date that would have a Material Adverse Change (as defined in either Loan Agreement) on any Borrower or any other Loan Party or any of their respective financial conditions, businesses, prospects or assets, (E) (I) any breach by Travis or any other Loan Party of any provision of the Merger Agreement or any other agreement, instrument or document executed in connection therewith, (II) any failure by Travis or TRMC to satisfy any condition precedent to the effectiveness of the Merger Agreement or any other agreement, instrument or document executed in connection therewith, (III) any termination or purported termination by any party thereto of the Merger Agreement, or (IV) any other failure of the Merger Agreement to remain in full force and effect at any time,
(F) any  breach by  Tracker  of any of the  provisions  of that  certain  letter agreement dated on or about the date hereof between Tracker and Lender (the "Tracker Letter Agreement"), including, without limitation, any failure by Tracker to fund any working capital shortfall of Travis pursuant to Section 7 of the Tracker Letter Agreement, or (G) any determination made by Lender in its sole discretion at any time that Lender, Travis and Tracker (or its affiliate,
TMRC) have failed or are unable to reach agreement on the terms for restructuring the credit facilities under the Loan Documents or on any other matters referenced in Section 6.03(g) of the Merger Agreement. Any Forbearance Default shall constitute an immediate Default under the GE Loan Agreement and an immediate Event of Default under the TCFC Loan Agreement.

                  (c) Subject to the occurrence of the Effective Date pursuant to Section 19 hereof, and without limiting the generality of Section 3(b) hereof, notwithstanding the pendency of any Specified Default but subject to the terms and conditions of the Loan Documents (after giving effect to the provisions of this Agreement), during the period from and including the date hereof until the occurrence of a Termination Event, Lender agrees to make
Revolving Credit Loans and Floorplan Inventory Loans under the GE Loan Agreement, and Revolving Loans under the TCFC Loan Agreement in accordance with the provisions of the applicable Loan Documents (after giving effect to the provisions of this Agreement), and the following additional terms and conditions:

                  (i) The aggregate outstanding amount of Obligations and Liabilities at any time shall not exceed $33,000,000.

                  (ii) During the Forbearance Period, the "Borrowing Base" under the TCFC Loan Agreement shall mean the sum of the following from time to time, less any reserves as Lender in its sole discretion elects: (i) 100% of Borrowers' then existing
                  Eligible Inventory A2; plus (iii) 92% of Borrowers' then existing Eligible Inventory B1; plus (iv) 92% of Borrowers' then existing Eligible Inventory B2; plus (v) the lesser of
                  (A) $250,000 or (B) 75% of Borrowers' then existing Eligible Inventory C1; plus (vi) 75% of Borrowers' then existing Eligible Inventory C2; plus (vii) 95% of Borrowers' then existing Eligible Inventory D; plus (viii) 90% of Borrowers' then existing Eligible Inventory E; plus (ix) 75% of the NADA "low wholesale" value of Borrowers' then existing Eligible Inventory F; plus (x) the lesser of (A) 50% of the Borrowers' then existing Eligible Inventory G or (B) $712,000; plus (xi) 80% of Borrowers' then existing Eligible Accounts Receivable (all of the foregoing capitalized terms used in this clause
                  (ii) having the meanings given such terms in the TCFC Loan Agreement).

                  (iii) During the Forbearance Period, the advance rates referenced in the definitions of Eligible Used Inventory and Eligible Parts in the GE Loan Agreement shall be as follows:

                               (A) Eligible Used Inventory-(1) 70 % for such
                        Eligible Used Inventory which is less than 365 days old, limited to a maximum of $1,023,000 of availability from this class of Inventory, and (2) 30% for such Eligible Used Inventory which is more than 365 days old but less than 540 days old; and

                               (B) Eligible Parts-the lesser of $977,000 of
                        availability from this class of Inventory or 29% of such Eligible Parts.

                  (iv) In addition to any other restrictions on the issuance of Open Approvals, during the Forbearance Period, Lender will not issue any new Open Approvals if the (x) sum of such new Open Approvals and all other Open Approvals then outstanding exceed
                  (y) the aggregate amount of proceeds remitted to Lender during the Forbearance Period for application to the Floorplan Inventory Loans and not reborrowed.

Lender's foregoing agreement to provide additional extensions of credit does not constitute an amendment of the "Termination Date" under either Loan Agreement.

                  (d) Lender has not waived (and by entering into this Agreement, has not waived), and has no intention of waiving any Specified Defaults or any other existing or future Defaults or Events of Default, and Lender has not agreed to forbear with respect to any of its rights or remedies concerning any existing or future Defaults or Events of Default, other than, during the Forbearance Period, the Specified Defaults, solely to the extent expressly set forth herein.


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

                  (e) Subject to Section 3(b) hereof, Lender reserves the right, in its sole discretion, to exercise any or all of its rights and remedies under the Loan Agreements and the other Loan Documents as a result of any existing or future Defaults or Events of Default, and Lender has not waived any such rights or remedies, and nothing in this Agreement, and no delay on Lender's party in exercising any such rights or remedies, constitutes or should be construed as a waiver of any such rights and remedies.

                  (f) Upon a Termination Event, Lender's agreement hereunder to forbear from exercising its default-related remedies shall immediately terminate, and its agreement to continue to provide extensions of credit to Borrowers pursuant to Section 3(b) hereof shall immediately terminate, in each case, without the requirement of any demand, presentment, protest, or notice of any kind, all of which each of the Borrowers and the other Loan Parties waives. Each of the Borrowers and the other Loan Parties agrees that Lender may at any time thereafter proceed to exercise any and all of its rights and remedies under any or all of the Loan Agreements and other Loan Documents and/or applicable law, including, without limitation, its rights and remedies in connection with the Specified Defaults. Without limiting the generality of the foregoing, upon the occurrence of a Termination Event, Lender may, in its sole discretion and without the requirement of any demand, presentment, protest, or notice of any kind, (i) suspend or terminate any commitment to provide revolving loans, floorplan inventory loans or other extensions of credit under any or all of the Loan Agreements and other Loan Documents, (ii) institute the default rate of interest with respect to any or all of the Obligations and Liabilities, (iii) commence any legal or other action to collect any or all of the Obligations and Liabilities from any Borrower, any other Loan Party and/or any Collateral or Other Collateral, (iv) foreclose or otherwise realize on any or all of the Collateral and Other Collateral, and/or appropriate, setoff and apply to the payment of any or all of the Obligations and Liabilities, any or all of the Collateral and Other Collateral or any of the proceeds thereof, and (v) take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the Loan Agreements and other Loan Documents and/or applicable law, all of which rights and remedies are fully reserved by Lender.

                  (g) Any agreement by Lender to extend the Forbearance Period must be set forth in writing and signed by its authorized officers. Each of the Borrowers and the other Loan Parties acknowledges that Lender has not made any assurances concerning any possibility of an extension of the Forbearance Period and that Lender may decline in its sole discretion to extend the Forbearance Period.

                  (h) Each of the Borrowers and the other Loan Parties agrees and acknowledges that any revolving loan, floorplan inventory loan or other financial accommodation (including, without limitation, consent to usage of cash collateral) which Lender makes on or after the date hereof has been made by Lender in reliance upon, and is consideration for, among other things, the general releases, covenants not to sue and indemnities contained in Section 4 and the other covenants and agreements of Borrowers and the other Loan Parties hereunder.

                  (i) Notwithstanding anything to the contrary herein, the parties hereto agree and acknowledge that the Lender is entitled in its sole discretion at any time to charge the default rate of interest in respect of the Obligations and Liabilities effective at any time determined by Lender in its sole discretion from and after the period beginning on the first date any Default or Event of Default (including any Specified Default) first occurred (including all or any portion of the Forbearance Period).


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

SECTION 4. GENERAL RELEASE, COVENANT NOT TO SUE; INDEMNITY.

                  (a) In consideration of, among other things, Lender's execution and delivery of this Agreement, and the other agreements of Lender contained herein and for other good and valuable consideration, each of the Borrowers and the other Loan Parties, on behalf of itself and its successors and assigns and other legal representatives (collectively, "Releasors"), hereby forever agrees and covenants not to sue or prosecute against any Releasee (as defined below) and hereby forever waives, releases and discharges to the fullest extent permitted by law, each Releasee (as defined below) from, any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), causes of action, demands, suits, costs, expenses and damages (collectively, the "Claims"), that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity, against any or all of Lender in any capacity and its Affiliates, shareholders and "controlling persons" (within the meaning of the federal securities laws), and their respective predecessors, successors and assigns and each and all of the officers, directors, employees, agents, attorneys and other representatives of each of the foregoing (collectively, the "Releasees"), based in whole or in part on facts, whether or not now known, existing on or before the execution of this Agreement, that relate to, arise out of or otherwise are in connection with (i) any aspect of the business, operations, assets, properties, affairs or any other aspect of any Borrower or any other Loan Party, (ii) any aspect of the dealings or relationships between or among any or all of the Borrowers and the other Loan Parties and their Affiliates, on the one hand, and any or all of the Releasees, on the other hand, (iii) any aspect of the dealings or relationships between or among any or all of Tracker and its Affiliates, on the one hand, and any or all of the Releasees, on the other hand, but only to the extent such dealings or relationships relate to any aspect of any Borrower or any other Loan Party, or
(iv) any or all of the Loan Documents or any transactions contemplated thereby or any acts or omissions in connection therewith. The receipt by any Borrower or any other Loan Party of any revolving loans, floorplan inventory loans or other financial accommodations made by Lender after the date hereof shall constitute a ratification, adoption, and confirmation by each of the Borrowers and the other Loan Parties of the foregoing general release of, and covenant not to sue in respect of, all Claims against any Releasee which are based in whole or in part on facts, whether or not now known or unknown, existing on or prior to the date of receipt of any such revolving loans, floorplan inventory loans or other financial accommodations. In entering into this Agreement, the Borrowers and the other Loan Parties have consulted with, and been represented by, legal counsel and expressly disclaim any reliance on any representations, acts or omissions by any of the Releasees and hereby agree and acknowledge that the validity and effectiveness of the release set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof. The provisions of this Section 4 shall survive the termination of the Loan Agreements and the other Loan Documents and payment in full of the Obligations and Liabilities.

                  (b) Each of Borrowers and the other Loan Parties hereby agrees that it shall be jointly and severally obligated to indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by, or on behalf of any Person, including, without limitation, the respective officers, directors, agents, trustees, creditors, partners or shareholders of Borrowers and the other Loan Parties, whether threatened or initiated, in respect of any claim for legal or equitable remedy under any statue, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Agreement or any other document executed in connection herewith. Without limiting the foregoing, each of the Borrowers and the other Loan Parties acknowledges and agrees that in the event any Borrower, any other Loan Party or any other Releasor asserts any Claim against any Releasee that is released hereby or is the subject of the foregoing covenant not to sue, the Borrowers and other Loan Parties are jointly and severally liable to pay to such Releasee, in addition to such other damages as such Releasee may sustain thereby, all attorneys' fees and costs incurred by such Releasee in connection with the assertion of such Claim. The foregoing indemnity shall survive the termination of the Loan Agreements and the other Loan Documents and the payment in full of the Obligations and Liabilities.

                  (c) To the extent that, notwithstanding the choice of law provisions in this Agreement and the other Loan Documents, California law is deemed to apply to the release, covenant not to sue and indemnification provisions herein, the Borrowers and the other Loan Parties warrant, represent and agree that they are fully aware of California Civil Code Section 1542, which provides as follows:

                  SEC. 1542. GENERAL RELEASE. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

The Borrowers and the other Loan Parties hereby expressly waive the provisions of California Civil Code Section 1542, and any rights they may have to invoke the provisions of that statute now or in the future with respect to the Claims being released pursuant to Section 4(a) hereof. In connection with the foregoing waiver and relinquishment, the Borrowers and the other Loan Parties acknowledge that they are aware that they or their attorneys or others may hereafter discover claims or facts in addition to or different from those which the parties now know or believe to exist with respect to the subject matter of the Claims being released hereunder, but that it is nevertheless the intention of the Borrowers and the other Loan Parties to fully, finally and forever settle, release, waive and discharge all of the Claims which are being released pursuant to Section 4(a) hereof. The release given herein shall remain in effect as a full and complete general release, notwithstanding the discovery or existence of any such additional or different claims or facts.

                  (d) Each of the Borrowers and other Loan Parties understands, acknowledges and agrees that the releases and covenants not to sue set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release or covenant not to sue.

                  (e) Each of the Borrowers and other Loan Parties jointly and severally represent, warrant and agree that the Releasors have not previously assigned, transferred, hypothecated, or purported to assign, transfer or hypothecate, any Claim or portion thereof which is released or is the subject to a covenant not to sue pursuant to this Section 4 hereof to another Person that is not a signatory of this Agreement.

SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWERS AND THE OTHER LOAN PARTIES.

                  To induce Lender to execute and deliver this Agreement, each of the Borrowers and the other Loan Parties jointly and severally represents, warrants and covenants that:

                  (a) (i) The execution, delivery and performance by each of the Borrowers and the other Loan Parties of this Agreement and all documents and instruments delivered in connection herewith and/or the Loan Agreements and all other Loan Documents have been duly authorized, and (ii) this Agreement and all documents and instruments delivered in connection herewith and/or the Loan Agreements and all other Loan Documents are legal, valid and binding obligations of each of the Borrowers and the other Loan Parties enforceable against each of the Borrowers and the other Loan Parties in accordance with their respective terms, except as the enforcement thereof may be subject to (x) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (y) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

                  (b) After taking into account the Specified Defaults, each of the representations and warranties contained in the Loan Agreements and the other Loan Documents is true and correct on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date, and each of the agreements and covenants in the Loan Agreements and the other Loan Documents is hereby reaffirmed with the same force and effect as if each were separately stated herein and made as of the date hereof;

                  (c) Neither the execution, delivery and performance of this Agreement and all documents and instruments delivered in connection herewith nor the consummation of the transactions contemplated hereby or thereby does or shall contravene, result in a breach of, or violate (i) any provision of any Borrower's or other Loan Party's corporate charter, bylaws, operating agreement, partnership agreement or other governing documents, (ii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Borrower or any other Loan Party is a party or by which any Borrower or any other Loan Party or any of its property is bound;

                  (d) Lender's liens and security interests in the Collateral and the Other Collateral continue to be valid, binding, enforceable and perfected first-priority liens and security interests which secure the Obligations and Liabilities (subject only to any liens or security interests expressly permitted under the Loan Documents), and no tax or judgment liens are currently of record against any Borrower or any other Loan Party; and

                  (e) The recitals to this Agreement are true and correct.

SECTION 6. COVENANTS; ACKNOWLEDGMENTS.

                  (a) The Borrowers and the other Loan Parties shall use their best efforts to document, obtain all required consents and approvals, and consummate on or before the Outer Forbearance Date, the Merger on terms and conditions acceptable to Lender in its sole discretion. Without limiting the foregoing, the Borrowers and the other Loan Parties shall comply with the following covenants in connection with their pursuit of the Merger:

                  (i) On or before November 22, 2004, Travis shall have filed a Preliminary Proxy Statement (as defined in the Merger Agreement) with the SEC and at all times shall diligently seek SEC clearance of same and promptly prepare any amendments to the Preliminary Proxy Statement or the Schedule 13E-3 required in response to any comments of the SEC.

                  (ii) Travis shall use its best efforts at all times to obtain SEC clearance of the Preliminary Proxy Statement and the
                  Schedule 13E-3, and to make any amendments or modifications thereto in order to obtain such clearance, and Travis shall obtain SEC clearance of the Preliminary Proxy Statement and the Schedule 13E-3, in each case as the same may be amended, no later than January 2, 2005.

                  (iii) On or before the fifth Business Day after obtaining SEC clearance, Travis shall have mailed the Proxy Statement (as defined in the Merger Agreement) to its shareholders

                  (iv) Travis shall have convened the Shareholders' Meeting (as defined in the Merger Agreement) on or before January 12, 2005, and shall have obtained at or before such meeting all shareholder approvals necessary to consummate the Merger.

In addition, the Borrowers and the other Loan Parties (i) shall comply with the provisions of the Merger Agreement and each of the other agreements, instruments and documents entered into in connection therewith, (ii) shall cause each condition precedent set forth therein to be satisfied on or before the applicable deadline set forth therein, and (iii) shall cause the Merger Agreement and all such other agreements, instruments and documents to remain in full force and effect at all times.

                  (b) The Loan Parties shall comply with the following financial covenants:

                  (i) The Loan Parties shall maintain a ratio of (x) Debt minus Subordinated Debt to (y) Tangible Net Worth plus Subordinated Debt (as each of the foregoing terms are defined in the GE Loan Agreement) of not more than (A) 7.00 to 1 as of October 31, 2004, (B) 8.60 to 1 as of November 30, 2004, and (C) 11.25
                  to 1 as of December 31, 2004; provided, however, that in the event Tracker makes Tracker Loans (as defined in the Tracker Side Letter) in November, 2004, in an aggregate principal amount in excess of $1,000,000, then the foregoing monthly maximum leverage ratio for November 30, 2004, shall be automatically increased to reflect the lesser of (i) such excess amount of Tracker Loans or (ii) 250,000. In addition, the calculation of Tangible Net Worth as of December 31, 2004, shall exclude all one-time or extraordinary charges, adjustments or write-downs, to the extent that such charges, adjustments or write-downs are non-cash expenditures, and have been deducted in determining consolidated net income (or loss) for the fiscal year ended September 30, 2004.

                  (ii) The Loan Parties shall maintain at all times Minimum Cash on Hand of at least $500,000. As used herein, the term "Minimum Cash on Hand" shall mean the aggregate amount of the Loan Parties' unrestricted cash balances as set forth on, and calculated in accordance with the methodology used for calculating such cash balances in, the Loan Parties' weekly report captioned "Cash Flow Estimates for Travis Marine" (hereinafter referred to as the "Weekly Cash Flow Report)." For avoidance of doubt, Minimum Cash on Hand as of the first Business Day of each week shall refer to the amount in the actual rolling cash balance as of the end of the prior week specified in the Weekly Cash Flow Report (provided that such reported amount is calculated based on the same methodology historically used by the Loan Parties in preparing that report).

                  (iii) The Loan Parties shall not permit their negative consolidated Adjusted EBITDA (as defined below) for the following months to be greater (i.e., a higher negative amount) than the following amounts: (I) ($1,305,000) for the month of October, 2004, (II) ($1,009,000) for the month of November, 2005, and (III) ($1,013,000) for the month of December, 2004. As used herein, the term "Adjusted EBITDA" shall mean for any period, (a) the Loan Parties' consolidated net income for such period as determined in accordance with GAAP, plus (b) the sum of the amount of interest, taxes and depreciation and amortization charges deducted in determining consolidated net income (or loss) for such period, minus (c) the sum of all one-time or extraordinary charges, adjustments or write-downs, to the extent that such charges, adjustments or write-downs are non-cash expenditures, and have been deducted in determining consolidated net income (or loss) for such period.

                  (c) In addition to the reporting requirements set forth in the Loan Documents, the Loan Parties shall provide the following additional reports:

                  (i) On or before Monday of each week (beginning with November 15, 2004), Loan Parties shall deliver to Lender their Cash Flow Report (in the same form as historically provided to Lender), which report shall, among other things, calculate (based on the same methodology previously used in preparing such report) (a) the aggregate unrestricted cash balances of the Loan Parties as of the immediately preceding Friday, and
                  (b) the budgeted rolling cash balance for such prior week as well as (c) the budgeted rolling cash balance for the following 13 weeks, and shall refer to such amount as the "Minimum Cash on Hand."

                  (ii) On or before December 10, 2004, and the tenth calendar day of each subsequent month, the Loan Parties shall provide to Lender a report, in form and substance satisfactory to Lender, setting forth in reasonable detail, the calculation of the Loan Parties' consolidated Adjusted EBITDA and consolidated ratio of Debt minus Subordinated Debt to Tangible Net Worth plus Subordinated Debt for the immediately preceding calendar month.

                  (d) In the event the Loan Parties' Minimum Cash on Hand is less than $500,000 at any time, the Loan Parties shall obtain a loan from Tracker in the amount of such shortfall pursuant to the Tracker Letter Agreement no later than the third day after such shortfall occurred.

                  (e)  Without  limiting  the  Lender's  rights  under  the Loan
Documents, the Borrowers and the other Loan Parties hereby agree to (i) give Lender and its Representatives (as defined below) reasonable access during normal business hours to the offices, properties, officers, employees, accountants, auditors, counsel and other representatives, books and records of Borrowers and the other Loan Parties, (ii) furnish to Lender and its Representatives such financial, operating and property related data and other information as such Persons reasonably request, and (iii) instruct each Borrower's and each other Loan Party's Representatives to cooperate reasonably with Lender and its Representatives in their investigation of Borrowers' and the other Loan Parties' respective businesses (including, without limitation, the Borrowers' and other Loan Parties' historical and projected financial and operating performance, their liquidity, their financial statements, trends in their industry, the proposed Merger, any restructuring or other strategic alternatives and any other matter relating to any or all of the Loan Parties or the Obligations or Liabilities). "Representatives" shall mean, with respect to any Person, such Person's employees, agents, representatives and financing sources, and any investment banker, financial advisor, accountant, legal counsel, agent, representative or expert retained by or acting on behalf such Person. Without limiting the generality of the foregoing, Borrowers and the other Loan Parties hereby agree and acknowledge that (i) the Lender (or its counsel) shall be entitled in its sole discretion pursuant to the Loan Documents to retain any consultants (as determined by Lender or its counsel) (collectively, the "Lender's Consultants") to review, analyze and make recommendations with respect to, the Loan Parties' historical and projected financial and operating performance, their liquidity, their financial statements, trends in their industry, the proposed Merger or any restructuring or other strategic alternatives and any other matter relating to any or all of the Loan Parties or the Obligations or Liabilities, (ii) the Borrowers and the other Loan Parties shall be jointly and severally liable to pay or reimburse Lender upon demand for the reasonable fees, costs and expenses of any such Lender's Consultants, and such reimbursement obligation shall constitute part of the Obligations and Liabilities and shall be secured by the Collateral. The Borrowers and the other Loan Parties hereby agree and acknowledge that all of Lenders' Consultant's analyses, conclusions, reports and other work product are confidential and covered by the attorney work product privilege and the common interest privilege and consequently are exempt from disclosure to any of the Borrowers or the other Loan Parties or to any other third parties. The Borrowers and the other Loan Parties hereby further agree and acknowledge that the confidentiality of Lender's Consultant's analyses, conclusions, reports and other work product and the applicability of the attorney work product privilege and common interest privilege shall not in any way be waived to the extent the Lender elects in its sole discretion to disclose to any Borrower or any other Loan Party or any other third party all or any portion of any of Lender's Consultant's analyses, conclusions, reports and other work product.

                  (f) The Lender and its Representatives shall also be entitled, at such reasonable times during normal business hours and as often as may be reasonably requested, to discuss with

Davenport & Company LLC and any other financial advisors, consultants or investment bankers retained by any or all of the Loan Parties to assist them in connection with the Merger and/or to render a fairness opinion with respect thereto (the "Borrowers' Financial Advisors") and the Borrowers and the other Loan Parties hereby irrevocably authorize and direct Borrowers' Financial Advisors to discuss with the Lender and its Representatives, any matter concerning (i) the affairs, finances and business of any Borrower or other Loan Party, (ii) any aspect of the potential Merger (including, without limitation, the Borrowers' Financial Advisors' strategy for effectuating any such Merger, the Borrower's Financial Advisors' opinions concerning the value of any of the assets and/or stock of the Borrowers and/or other Loan Parties, and the status of any negotiations concerning any aspect of a potential Merger or other transaction or restructuring involving any or all of the Borrowers and the other Loan Parties). In addition, the Borrowers and the other Loan Parties hereby irrevocably authorize and direct Borrowers' Financial Advisors (i) to provide to the Lender and its Representatives (at the same time such materials are provided to any or all of the Borrowers and the other Loan Parties) copies of all documents, analyses, reports and other work product prepared by Borrowers' Financial Advisors with any material developments relating to the proposed Merger, any Acquisition Proposal (as defined in the Merger Agreement), any Superior Proposal (as defined in the Merger Agreement) or any other transaction or restructuring involving any or all of the Borrowers and the other Loan
Parties, and (ii) communicate directly with the Lender and/or its Representatives concerning any and all aspects of the proposed Merger or any other transaction or restructuring involving any or all of the Borrowers and the other Loan Parties (which communications may be outside the presence of the Borrowers and the other Loan Parties).

                  (g) The Borrowers and the other Loan Parties hereby irrevocably (i) authorize the Lender and its Representatives to communicate directly with any or all of Tracker and its Affiliates and their respective Representatives (collectively, the "Tracker Parties"), in or outside the presence of any or all of the Loan Parties or their respective Representatives (including the Borrowers' Financial Advisors), concerning any subject matter whatsoever, including, without limitation, any matter relating to the proposed Merger or any other transaction or restructuring involving any or all of the Borrowers and the other Loan Parties, or any restructuring or modification of the Liabilities and Obligations or the Loan Documents in connection with the Merger or such other transaction or restructuring involving any or all of the Borrowers and the other Loan Parties, (ii) authorize Lender and the Tracker Parties in their sole respective discretion to enter into any agreements relating to any subject matter, and (iii) release and waive, and covenant not to sue in respect of, any and all Claims against any and all of Lender and its Representatives directly or indirectly relating to any such communications or agreements. Lender hereby consents to any disclosure by Tracker to any Loan Party concerning the status or substance of any communications between Lender and Tracker concerning the proposed restructuring of the Liabilities and Obligations under the Loan Agreements in connection with the consummation of the Merger, and each of the Loan Parties hereby agrees and acknowledges that Lender shall not have any liability or responsibility for the accuracy or completeness of any such disclosures by Tracker to any Loan Party.

                  (h) Any failure by any of the Borrowers or any other Loan Parties to comply with any of the covenants in this Section or any other terms and conditions of this Agreement shall constitute an immediate Forbearance Default and an immediate Default under the GE Loan Agreement and an immediate Event of Default under the TCFC Loan Agreement, and shall not be subject to cure or any grace period. Each of the covenants in this Section shall survive the termination of the Forbearance Period and the termination of this Agreement and shall continue to be binding on the Borrowers and the other Loan Parties.

SECTION 7. RATIFICATION OF LIABILITY. Each of the Loan Parties as debtors, grantors, pledgors, guarantors, assignors, or in other similar capacities in which such Loan Parties grant liens or security interests in their properties or otherwise act as accommodation parties or guarantors, as the case may be, under the Loan Documents, hereby ratifies and reaffirms all of its payment and performance obligations and obligations to indemnify, contingent or otherwise, under each of such Loan Documents to which such Loan Party is a party, and each Loan Party hereby ratifies and reaffirms such Loan Party's grant of liens on or security interest in its properties pursuant to such Loan Documents to which it is a party as security for the Obligations under the GE Loan Agreement or the Liabilities under the TCFC Loan Agreement, and confirms and agrees that such liens and security interests hereafter secure all of the Obligations and Liabilities, including, without limitation, all additional Obligations and Liabilities hereafter arising or incurred pursuant to or in connection with either Loan Agreement or any other Loan Document. Each of the Loan Parties hereby agrees and reaffirms that the Loan Documents to which it is a party now applies to all Obligations and Liabilities as defined in the applicable Loan Agreement, as modified hereby (including, without limitation, all additional Obligations and Liabilities hereafter arising or incurred pursuant to or in connection with either Loan Agreement or any other Loan Document). Each of the Loan Parties (i) acknowledges receipt of a copy of this Agreement and all other agreements, documents, and instruments executed in connection herewith, (ii) consents to the terms and conditions of same, and (iii) agrees and acknowledges that each of the Loan Documents, as modified hereby, remains in full force and effect and is hereby ratified and confirmed. The execution of this Agreement shall not operate as a waiver or any right, power or remedy of Lender, nor constitute a waiver or any provision of any of the Loan Documents nor constitute a novation of any of the Obligations and Liabilities under the Loan Agreements or other Loan Documents.

SECTION 8. REFERENCE TO AND EFFECT UPON THE LOAN AGREEMENTS.

                  (a) Except as specifically amended hereby, all terms, conditions, covenants, representations and warranties contained in the Loan Agreements or any other Loan Documents, and all rights of Lender and all of the Obligations and Liabilities, shall remain in full force and effect. Each of the Borrowers and the other Loan Parties hereby confirms that the Loan Agreements and the other Loan Documents are in full force and effect and that none of the Borrowers and the other Loan Parties has any defenses, setoffs, claims or counterclaims to the Obligations and Liabilities under the Loan Agreements or any other Loan Documents.

                  (b)  Except as  expressly  set forth  herein,  the  execution, delivery and effectiveness of this Agreement and any consents and waivers set forth herein shall not directly or indirectly (i) create any obligation to make any further revolving loans, floorplan inventory loans or other extensions of credit or to continue to defer the exercise of any default-related right or remedy or any other enforcement action after a Termination Event, (ii) constitute a consent or waiver of any past, present or future violations of any provisions of either Loan Agreement or any other Loan Documents, (iii) amend, modify or operate as a waiver of any provision of either Loan Agreement or any other Loan Documents or any right, power or remedy of Lender, (iv) constitute a consent to the Merger, or any other transaction or restructuring involving any or all of the Borrowers and the other Loan Parties, (v) constitute a course of dealing or other basis for altering any Obligations or Liabilities or any other contract or instrument. Except as expressly set forth herein, Lender reserves all of its rights, powers, and remedies under the Loan Agreements and the other Loan Documents, and/or applicable law. All of the provisions of the Loan Agreements and the other Loan Documents, including, without limitation, the time of the essence provisions, are hereby reiterated, and if ever waived, reinstated.

                  (c) Upon the effectiveness of this Agreement, the term "Loan Documents" as used in any of the Loan Documents (as defined in the GE Loan Agreement) or in any of the Loan Documents (as defined in the TCFC Loan Agreement) shall include, without limitation, this Agreement.

SECTION 9. ATTORNEYS' FEE AND EXPENSES. Each of the parties shall bear their own attorneys' fees and expenses in connection with the negotiation, preparation and consummation of this Agreement and the other agreements and documents executed in connection herewith, and the Loan Parties shall not be obligated to reimburse Lender for any such attorneys' fees and expenses.

SECTION 10. CONSENT TO THE EXECUTION OF MERGER AGREEMENT. Subject to the occurrence of the Effective Date pursuant to Section 19 hereof, Lender hereby consents to the execution and delivery by Travis of the Merger Agreement; provided, however, that such consent does not constitute (i) a consent by Lender to the consummation of the Merger or to any other transactions contemplated therein, or (ii) a consent or agreement by Lender to any of the matters set forth in Section 6.03(g) of the Merger Agreement

SECTION 11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

SECTION 12. HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes, and shall in no way define, limit or extend the scope or intent of this Agreement or any provision of this Agreement and shall not affect the construction of this Agreement..

SECTION 13. CONSTRUCTION This Agreement and all other agreements and documents executed in connection herewith have been prepared through the joint efforts of all of the parties. Neither the provisions of this Agreement or any such other agreements, instruments and documents nor any alleged ambiguity shall be interpreted or resolved against any party on the ground that such party's counsel drafted this Agreement or such other agreements, instruments and documents, or based on any other rule of strict construction. Each of the parties hereto represents and declares that such party has carefully read this Agreement and all other agreements, instruments and documents executed in connection therewith, and that such party knows the contents thereof and signs the same freely and voluntarily. The parties hereby acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this Agreement and all other agreements, instruments and documents executed in connection therewith and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect. In addition, in this Agreement, (i) words "hereof," "herein," hereto," "hereunder" and words of similar import shall mean and refer to this Agreement as a whole and not merely to the specific section or clause in which the respective word appears, (ii) words importing gender shall include the other genders as appropriate, (iii) any terms defined in this Agreement shall, unless the context otherwise requires, be used in the singular or the plural depending on the reference, and (iv) the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation." If any matter is left to the decision, right, requirement, request, determination, judgment, opinion, approval, consent, waiver, satisfaction, acceptance, agreement, option or discretion of Lender or any of its Representatives in either Loan Agreement or any other Loan Documents, such action shall be deemed to be exercisable by Lender or such Representative in its sole and absolute discretion and according to standards established in its sole and absolute discretion. Without limiting the generality of the foregoing, "option" and "discretion" shall be implied by the use of the words "if" and "may."

SECTION 14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this Agreement by delivering by facsimile transmission a signature page of this Agreement signed by such party, and any such facsimile signature shall be treated in all respects as having the same effect as an original signature. Any party delivering by facsimile transmission a counterpart executed by it shall promptly thereafter also deliver a manually signed counterpart of this Agreement.

SECTION 15. SEVERABILITY. The invalidity, illegality, or unenforceability of any provision in or obligation under this Agreement in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction.

SECTION 16. TIME OF ESSENCE. Time is of the essence in the payment and performance of each of the obligations of each of the Borrowers and the other Loan Parties hereunder and with respect to all conditions to be satisfied by the Borrowers and the other Loan Parties.

SECTION 17. FURTHER ASSURANCES. Each of the Borrowers and the other Loan Parties agrees to take all further actions and execute all further agreements, instruments and documents as Lender may from time to time reasonably request to carry out the transactions contemplated by this Agreement.

SECTION 18. NOTICES. All notices, requests, and demands to or upon the respective parties hereto shall be given in accordance with the Loan Agreements.

SECTION 19. EFFECTIVENESS. The provisions of Sections 1, 3(b), 3(c), and 10 of this Agreement shall become effective at the time (the "Effective Date") that all of the following conditions precedent have been met (or waived) as determined by Lender in its sole discretion:

                  (a) Agreement. Lender shall have received signed counterparts to this Agreement duly executed and delivered by each of the Lender, Borrowers and the other Loan Parties.

                  (b) Merger Agreement. Lender shall have received signed counterparts to the Merger Agreement in the form attached hereto as Exhibit A, duly executed and delivered by all of the parties thereto, and such Merger Agreement shall be in full force and effect.

                  (c)  Other  Documents.   Lender  shall  have  received  signed
counterparts to the Tracker Letter Agreement in form and substance satisfactory to Lender, duly executed and delivered by all of the parties thereto.

                  (d) Payment of all Overadvances. Lender shall have received payment in full in cash of (i) that portion of the Obligations in excess of the borrowing base and other limitations set forth in the GE Loan Agreement, and
(ii) that portion of the Liabilities in excess of the borrowing base and other limitations set forth in the TCFC Loan Agreement.

                  (e) Due Authorization. Each of Borrowers and the other Loan Parties shall have delivered to Lender (i) evidence of the corporate, limited liability or partnership authority of Borrower or such Loan Party to execute, deliver and perform this Agreement and, as applicable, all other agreements and documents executed in connection therewith, and (ii) such other documents and instruments as Lender may require, all of the foregoing of which shall be in form and substance satisfactory to Lender. Without limiting the foregoing, Lender shall have received from each Loan Party, all in form and substance satisfactory to Lender, (i) a copy of resolutions duly adopted by the board of directors of each Loan Party (or of such Loan Party's general partner or managing member, as the case may be), authorizing and ratifying the execution and delivery by each such Loan Party of this Agreement and all other agreements, instruments and documents executed in connection therewith and the consummation of all transactions contemplated therein, which resolutions shall be certified as true, complete and correct by the corporate secretary of each Loan Party (or such Loan Party's general partner or managing member, as the case may be), (ii) copies of each Loan Party's articles of incorporation, bylaws, certificate of limited partnership, agreement of limited partnership, articles of organization, or operating agreement, as the case may be, and all other organizational or formation documents of each Loan Party, together with all amendments, supplements and other modifications thereto through the date hereof, certified as true, complete and correct by the corporate secretary of each Loan Party (or such Loan Party's general partner or managing member, as the case may be), (iii) a certificate of the secretary of each Loan Party (or such Loan Party's general partner or managing member, as the case may be) to the effect that none of such Loan Party's articles of incorporation, bylaws, certificate of limited partnership, agreement of limited partnership, articles of organization, or operating agreement, as the case may be, and other organizational or formation documents of such Loan Party has been amended, supplemented or otherwise modified since January 28, 2000, and (iv) a certificate of the secretary of each Loan Party (or such Loan Party's general partner or managing member, as the case may be), certifying the names of such Loan Party's officers authorized to sign this Agreement and all other agreements, instruments and documents to be delivered hereunder, together with the true signatures of such officers.

                  (f) Representations and Warranties. The representations and warranties contained herein shall be true and correct in all respects, and no Default or Event of Default or event which with notice, the passage of time or both would constitute a Default or Event of Default under the applicable Loan Agreement, other than the Specified Defaults, shall exist on the date hereof.

                  (g) [Intentionally omitted]

                  (h) No Material Adverse Change. There shall have occurred no material adverse change in the business, operations, financial conditions, profits or prospects of any Borrower or other Loan Party, or in the Collateral.

                  (i) Approvals. The approval and/or consent shall have been obtained from each Person whose approval or consent is necessary or required to enable any or all of the Loan Parties to enter into this Agreement or any other agreement, instrument or document to be executed in connection herewith, and to perform their respective obligations hereunder and thereunder.

                  (j) Other Agreements, Instruments and Documents. The Lender shall have received, in form and substance satisfactory to Lender, all such other agreements, instruments and documents, certificates, consents, approvals, waivers, financing statements or amendments and opinions (including, without limitation, opinions of counsel to the Borrowers and the other Loan Parties) as Lender may request.

                  (k) Other Proceedings. All corporate and other proceedings in connection with the execution and delivery by each of the parties hereto or thereto of this Agreement and the other agreements, instruments and documents to be executed in connection herewith or in connection with the transactions contemplated hereby or thereby shall be satisfactory to Lender and its legal counsel, and the Lender shall have received all such counterpart originals or certified or other copies of the agreements, instruments or documents evidencing such proceedings as the Lender may request.

                  (l) Satisfaction of Lender's Counsel. All legal matters incident to this Agreement and all other agreements, instruments and documents to be executed in connection herewith, and all transactions contemplated hereby and thereby, shall be satisfactory to counsel for the Lender.

By executing and delivering this Agreement, each Loan Party is representing and warranting as to the satisfaction of the conditions set forth in Sections 19(f),
(g), (i) and (j) hereof.

SECTION 20. WAIVERS BY BORROWERS AND OTHER LOAN PARTIES. BORROWERS AND THE OTHER LOAN PARTIES WAIVE (i) THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS
AGREEMENT, EITHER LOAN AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS, THE LIABILITIES OR THE COLLATERAL; (ii) PRESENTMENT, DEMAND AND PROTEST, AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NONPAYMENT, MATURITY, OR RELEASE WITH RESPECT TO ALL OR ANY PART OF THE OBLIGATIONS OR LIABILITIES OR ANY GUARANTY THEREOF OR ANY COLLATERAL; (iii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF ANY COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS AND ALL RIGHTS WAIVABLE UNDER ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE; (v) ANY RIGHT ANY BORROWER OR ANY OTHER LOAN PARTY MAY HAVE UPON PAYMENT IN FULL OF THE OBLIGATIONS AND LIABILITIES TO REQUIRE LENDER TO TERMINATE ITS SECURITY INTEREST IN ANY COLLATERAL OR IN ANY OTHER PROPERTY OF ANY BORROWER OR ANY OTHER LOAN PARTY UNTIL TERMINATION OF THE LOAN AGREEMENTS IN ACCORDANCE WITH THEIR RESPECTIVE TERMS AND THE EXECUTION BY EACH OF THE BORROWERS AND THE OTHER LOAN PARTIES AND BY EACH PERSON WHO PROVIDES FUNDS TO ANY BORROWER OR OTHER LOAN PARTY WHICH ARE USED IN WHOLE OR IN PART TO SATISFY THE OBLIGATIONS AND THE LIABILITIES, OF AN AGREEMENT INDEMNIFYING LENDER FROM ANY LOSS OR DAMAGE THAT LENDER MAY INCUR AS THE RESULT OF DISHONORED CHECKS OR OTHER ITEMS OF PAYMENT RECEIVED BY LENDER FROM ANY BORROWER, ANY OTHER LOAN PARTY OR ANY ACCOUNT DEBTOR AND APPLIED TO ANY OF THE OBLIGATIONS AND LIABILITIES AND RELEASING AND INDEMNIFYING, IN THE SAME MANNER AS DESCRIBED IN SECTION 4 OF THIS AGREEMENT, THE RELEASEES FROM ALL CLAIMS ARISING ON OR BEFORE THE DATE OF SUCH TERMINATION STATEMENT; AND (vi) NOTICE OF ACCEPTANCE HEREOF, AND BORROWERS AND THE OTHER LOAN PARTIES ACKNOWLEDGE THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH ANY OR ALL OF THE BORROWERS AND THE OTHER LOAN PARTIES. BORROWERS AND THE OTHER LOAN PARTIES WARRANT AND REPRESENT THAT THEY HAVE REVIEWED THE FOREGOING WAIVERS WITH THEIR LEGAL COUNSEL AND HAVE KNOWINGLY AND VOLUNTARILY WAIVED THEIR JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 21. ASSIGNMENTS; NO THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure to the benefit of Borrowers, the other Loan Parties, and Lender and their respective successors and assigns; provided, that none of Borrowers and the other Loan Parties may delegate any of its duties hereunder and may not assign any of its rights or remedies set forth in this Agreement without the prior written consent of Lender. No Person other than the parties hereto, and in the case of Section 4 hereof, the Releasees, shall have any rights hereunder or be entitled to rely on this Agreement and all third-party beneficiary rights (other than the rights of the Releasees under Section 4 hereof) are hereby expressly disclaimed.

SECTION  22.  FINAL  AGREEMENT.  This  Agreement  (including  the  exhibits  and schedules attached hereto), the Loan Agreements, the other Loan Documents, and the other written agreements, instruments, and documents entered into in connection therewith (collectively, the "Borrower/Lender Documents") set forth in full the terms of agreement between the parties and are intended as the full, complete, and exclusive contract governing the relationship between or among the parties, superseding all other discussions, promises, representations, warranties, agreements, and understandings between the parties with respect thereto. No term of the Borrower/Lender Documents may be modified or amended, nor may any rights thereunder be waived, except in a writing signed by the party against whom enforcement of the modification, amendment, or waiver is sought. Any waiver of any condition in, or breach of, any of the foregoing in a particular instance shall not operate as a waiver of other or subsequent conditions or breaches of the same or a different kind. Lender's exercise or failure to exercise any rights or remedies under any of the foregoing in a particular instance shall not operate as a waiver of its right to exercise the same or different rights and remedies in any other instances. There are no oral agreements among the parties hereto.

                           [Signature page to follow]

                  IN WITNESS WHEREOF, this Forbearance Agreement and Amendment to Loan Documents has been executed by the parties hereto as of the date first written above.

                                       TCFC BORROWERS:

                                       TRAVIS BOATS & MOTORS, INC.
                                       TBC MANAGEMENT, INC.
                                       TBC MANAGEMENT, LTD.
                                       TRAVIS BOATING CENTER FLORIDA, INC.
                                       TRAVIS BOATING CENTER GEORGIA, INC.
                                       ADVENTURE MARINE SOUTH, INC.
                                       ADVENTURE BOAT BROKERAGE, INC.

                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------


                                       GUARANTORS UNDER TCFC LOAN AGREEMENT:

                                       TRAVIS SNOWDEN MARINE, INC.
                                       FALCON MARINE, INC.
                                       FALCON MARINE ABILENE, INC.
                                       TBC ARKANSAS, INC.
                                       TRAVIS BOATING CENTER TENNESSEE, INC.
                                       TRAVIS BOATING CENTER LITTLE ROCK, INC.
                                       TRAVIS BOATING CENTER OKLAHOMA, INC.
                                       TRAVIS BOATING CENTER ARLINGTON, INC.
                                       TRAVIS BOATING CENTER BEAUMONT, INC.
                                       TRAVIS BOATING CENTER BATON ROUGE, INC.
                                       TRAVIS BOATING CENTER LOUISIANA, INC.
                                       TRAVIS BOATING CENTER ALABAMA, INC.
                                       TRAVIS BOATING CENTER MISSISSIPPI, INC.

                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------

                                       GE BORROWERS:

                                       TRAVIS BOATS & MOTORS, INC.
                                       TBC ARKANSAS, INC.
                                       TRAVIS BOATING CENTER ARLINGTON, INC.
                                       TRAVIS BOATING CENTER BEAUMONT, INC.
                                       TRAVIS BOATING CENTER OKLAHOMA, INC.
                                       TRAVIS BOATING CENTER TENNESSEE, INC.
                                       TRAVIS SNOWDEN MARINE, INC.
                                       FALCON MARINE, INC.
                                       FALCON MARINE ABILENE, INC.
                                       TRAVIS BOATING CENTER ALABAMA, INC.
                                       TRAVIS BOATING CENTER LOUISIANA, INC.
                                       TRAVIS BOATING CENTER BATON ROUGE, INC.
                                       TRAVIS BOATING CENTER MISSISSIPPI, INC.
                                       TRAVIS BOATING CENTER LITTLE ROCK, INC.
                                       RED RIVER MARINE ARKANSAS, INC.
                                       SHELBY MARINE CENTER, INC.
                                       SHELBY MARINE PICKWICK, LLC

                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------

                                       GUARANTORS UNDER GE LOAN AGREEMENT:
                                       TRAVIS BOATING CENTER FLORIDA, INC.
                                       TRAVIS BOATING CENTER GEORGIA, INC.
                                       ADVENTURE MARINE & OUTDOORS, INC.
                                       ADVENTURE MARINE SOUTH, INC.
                                       ADVENTURE BOAT BROKERAGE, INC.

                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------



                                       LENDER:

                                       GE COMMERCIAL DISTRIBUTION FINANCE
                                       CORPORATION, as successor-in-interest to
                                       Deutsche Financial Services Corporation
                                       and f/k/a Transamerica Commercial
                                       Finance Corporation

                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------

                                    EXHIBIT A


                       EXHIBIT A TO FORBEARANCE AGREEMENT

                               Specified Defaults

1. The Default and Events of Default arising solely by virtue of Borrowers' failure to pay the Obligations and Liabilities under the Loan Agreements on the October 31, 2004 Termination Date.

2. The Events of Default arising under the GE Loan Agreement solely by virtue of the GE Borrowers' failure to comply with any of the financial covenants set forth in Sections 9.1.1, 9.1.2, 9.1.3, 9.1.4, and 9.1.5 of the GE Loan Agreement for any time periods ending on or before the Outer Forbearance Date.

3. The Defaults arising under the TCFC Loan Agreement solely by virtue of the TCFC Borrowers' failure to comply with any of the financial covenants set forth in Sections 5.1(W), (X), (Y) and (Z) of the TCFC Loan Agreement for any time periods ending on or before the Outer Forbearance Date.

4. The Events of Default and Defaults arising under either Loan Agreement solely by virtue of the applicable Borrowers' failure to pay any Obligations or Liabilities in excess of the applicable limitations set forth in the applicable Loan Agreement (each a "Defaulted Payment Obligation"), but only to the extent such Defaulted Payment Obligation has been paid in full on or before the Effective Date.

                       EXHIBIT B TO FORBEARANCE AGREEMENT

               [Insert copy of the final form of Merger Agreement]